UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934



Date of Report:           April 20, 2001
                (Date of earliest event reported)



                    Allen Organ Company
   (Exact name of registrant as specified in its charter)



    Pennsylvania                  0-275          23-1263194
(State or other jurisdiction   (Commission     (IRS Employer
   of incorporation)           File Number)  Identification No.)



150 Locust Street, P.O. Box 36, Macungie, Pennsylvania 18062-0036
 (Address of principal executive offices)              (Zip Code)



                        610-966-2200
        (Registrants telephone number, including area code)

Item 5    Other Events

     Allen Organ Company (NASDAQ-AORGB) Macungie, PA today announced that it would combine its Data Communications subsidiaries VIR, Inc. and Linear Switch Corporation (d/b/a VIR Linear Switch) of Southampton, Pennsylvania into Eastern Research, Inc., which is also a subsidiary of the Company. The combined operations will be headquartered at Eastern's facility in Moorestown, New Jersey. Eastern Research's president, Michael Doyle has been named as president of the combined company.

     The Southampton facility will be phased out and closed later this year. Additional information will be provided on this transaction in the Company's 10-Q for the first quarter ended March 31, 2001.




                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                     ALLEN ORGAN COMPANY

Date:      April 20, 2001            /s/ STEVEN MARKOWITZ
                                   Steven Markowitz, President